Exhibit 99.1

OCZ Technology Obtains Favorable NASDAQ Listing Determination

SAN JOSE, CA—(Marketwired - May 28, 2013) - OCZ Technology Group, Inc. (NASDAQ:OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced that on May 28, 2013 the Company received a determination from the NASDAQ Listing Qualifications Panel (the “Panel”) indicating that the Panel had granted the Company’s request to remain listed on The NASDAQ Stock Market, subject to the condition that the Company is current in the filing of its periodic reports with the Securities and Exchange Commission by September 16, 2013. The Company is required to promptly notify NASDAQ of significant events that occur during the exception period. The Panel reserves the right to reconsider the terms of the exception if it believes that the continued listing of the Company’s common stock on The NASDAQ Stock Market is inadvisable or unwarranted.

The determination follows the Company’s hearing before the Panel on May 16, 2013, at which the Panel considered the Company’s plan to regain compliance with NASDAQ’s filing requirement. The Company is working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so.

“We are delighted that NASDAQ has granted us this extension. As recognized by this extension, the Company has made substantial progress in becoming current with our filings and we look forward to completing this as soon as possible,” said Ralph Schmitt, CEO of OCZ Technology Group.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. For more information, please visit: www.ocz.com.

Forward Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, the risk that the process of preparing and auditing the financial statements or other subsequent events would require OCZ to make additional adjustments; the time and effort required to complete the restatement of the financial reports; the ramifications of OCZ’s potential inability to timely file required reports; including potential delisting of OCZ’s common stock on NASDAQ; the risk of litigation or governmental investigations or proceedings relating to such matters; market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; OCZ’s ability to obtain sufficient NAND flash; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

All trademarks or brand names referred to herein are the property of their respective owners.

Contact:

OCZ Press

Scott Harlin

Director of Marketing Communications

(408) 440-3484

sharlin@ocztechnology.com

OCZ Investor Relations

Bonnie Mott

Senior Manager of Investor Relations

(408) 440-3428

bmott@ocztechnology.com